Exhibit 99.2

UNITED AMERICAN BANK - REVOCABLE PROXY

SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

1.                                      Approval of the Merger Agreement and Merger. To approve the Agreement and Plan of Merger and Reorganization dated January 10, 2018 by and among Heritage Commerce Corp, Heritage Bank of Commerce, ATBancorp and the Bank, and the transactions contemplated therein, including the merger of the Bank with and into Heritage Bank of Commerce:

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.                                      Adjournment. To approve one or more adjournments of the Special Meeting of Shareholders, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal.

☐	FOR	☐	AGAINST	☐	ABSTAIN

To transact such other business as may properly come before the meeting and any adjournments.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER OR, IF NO INSTRUCTIONS ARE GIVEN BY THE SHAREHOLDER, THE PROXY HOLDERS WILL VOTE “FOR” EACH OF THE ABOVE PROPOSALS.

IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The undersigned shareholder of United American Bank (the “Bank”) hereby nominates, constitutes and appoints Nicholas J. Schrup III and John Schrup, and each of the them, the attorney, agent and proxy of the undersigned, each with full power of substitution, to vote all shares of Common Stock of United American Bank held of record by the undersigned as of [•], 2018, the record date with respect to this solicitation, at the Special Meeting of Shareholders of the Bank to be held at [•], San Mateo, California 94401, on [•], 2018 at [•] p.m. (PDT)  and any adjournments or postponements thereof, as fully and with the same force and effect as the undersigned might or could do if present, as indicated on the reverse side:

When signing as attorney, executor, officer, administrator, trustee or guardian, please give full title.  If more than one trustee, all should sign.  All joint owners must sign.

PLEASE CHECK THIS BOX IF YOU PLAN TO ATTEND THIS MEETING	☐	Please indicate number of persons who will attend:

Number of Shares

DATED: , 2018

Signature of Shareholder(s)

(Print Name)

Signature of Shareholder(s)

(Print Name)